As filed with the Securities and Exchange Commission on August 7, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Armstrong Flooring, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation or organization)

47-4303305

(I.R.S. Employer Identification No.)

2500 Columbia Avenue; PO Box 3025

Lancaster, Pennsylvania 17604

(717) 672-9611

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Armstrong Flooring, Inc. 2016 Long-Term Incentive Plan

(Full title of the plan)

Christopher S. Parisi

Senior Vice President, General Counsel and Secretary

Armstrong Flooring, Inc.

2500 Columbia Avenue; PO Box 3025

Lancaster, Pennsylvania 17604

(717) 672-9611

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James W. McKenzie, Jr.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Offering Price (3)	Amount of Registration Fee (3)
Common Stock, $0.0001 par value per share	2,100,000	$17.195	$36,109,500.00	$4,185.09

(1)	Represents an aggregate 2,100,000 shares of common stock, par value $0.0001 per share, of Armstrong Flooring, Inc. (the “Registrant”), that may be issued pursuant to the Armstrong Flooring, Inc. 2016 Long-Term Incentive Plan (the “2016 LTIP Plan”).

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares that may become issuable under the 2016 LTIP Plan by reason of certain corporate transactions or events, including any common stock dividend, common stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding common stock.

(3)	Established solely for purposes of determining the registration fee pursuant to provisions of Rules 457(c) and 457(h) under the Securities Act by averaging the high and low sale prices of the Registrant’s common stock as reported by the New York Stock Exchange on August 3, 2017.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement on Form S-8 is filed by Armstrong Flooring, Inc. (the “Registrant”) for the purpose of registering 2,100,000 additional shares of common stock, par value $0.0001 per share, of the Registrant (the “Common Stock”) under the Armstrong Flooring, Inc. 2016 Long-Term Incentive Plan, as amended and restated (the “2016 LTIP Plan”). The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the shares of Common Stock registered for issuance under the 2016 LTIP Plan pursuant to the currently effective Registration Statement on Form S-8, registration no. 333-210572 (the “Prior Registration Statement”). The contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference. Any items in the Prior Registration Statement not expressly changed hereby shall be as set forth in the Prior Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this registration statement:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 6, 2017;

(2) The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017 filed with the SEC on May 8, 2017 and August 7, 2017;

(3) The Registrant’s Current Reports on Form 8-K filed with the SEC on January 24, 2017, March 6, 2017 (excluding Items 2.02 and 7.01 and the exhibits that are related to such items), April 12, 2017 (excluding Items 7.01 and 9.01), May 8, 2017 (excluding Items 2.02, 7.01 and 9.01), June 5, 2017, June 12, 2017 and August 7, 2017 (excluding Items 2.02, 7.01 and 9.01); and

(4) The description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 10 that was declared effective by the SEC on March 15, 2016, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all of the shares of common stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this registration statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this registration statement to the extent furnished but not filed.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index immediately following the signature pages and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Armstrong Flooring, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lancaster, Pennsylvania, on August 7, 2017.

ARMSTRONG FLOORING, INC.

By:	/s/ CHRISTOPHER S. PARISI
Christopher S. Parisi
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald R. Maier and Christopher S. Parisi, with full power to act without the other, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ DONALD R. MAIER Donald R. Maier	President, Chief Executive Officer and Director (principal executive officer)	August 7, 2017

/S/ KIMBERLY Z. BOSCAN Kimberly Z. Boscan	Interim Chief Financial Officer, Vice President and Controller (principal financial officer and principal accounting officer)	August 7, 2017

/S/ LARRY S. MCWILLIAMS Larry S. McWilliams	Chairman of the Board of Directors	August 7, 2017

/S/ MICHAEL F. JOHNSTON Michael F. Johnston	Director	August 7, 2017

/S/ KATHLEEN S. LANE Kathleen S. Lane	Director	August 7, 2017

/S/ JEFFREY LIAW Jeffrey Liaw	Director	August 7, 2017

/S/ JAMES C. MELVILLE James C. Melville	Director	August 7, 2017

/S/ MICHAEL W. MALONE Michael W. Malone	Director	August 7, 2017

/S/ JAMES J. O’CONNOR James J. O’Connor	Director	August 7, 2017

/S/ JACOB H. WELCH Jacob H. Welch	Director	August 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.3	Armstrong Flooring, Inc. 2016 Long-Term Incentive Plan, as amended and restated.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 filed herewith).

24.1	Power of Attorney (included on signature pages hereto).